                                                                EXHIBIT (99.3)


                                  ANNUAL REPORT
                                  -------------

                        Pursuant to Section 15(d) of the
                             Securities Act of 1934
























                            For the Fiscal Year Ended
                                December 31, 1994




                                   ----------




                RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN
                 -----------------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

   To the Board of Directors
   Raytheon Company:

   We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Subsidiary Savings and Investment Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Subsidiary Savings and Investment Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

   Effective December 31, 1994, all plan assets and the accounts of all participants of the plan were transferred into the Raytheon Employee Savings and Investment Plan. The Company has approved the termination of the Raytheon Subsidiary Savings and Investment Plan effective December 31, 1994.

   Boston, Massachusetts                             COOPERS & LYBRAND L.L.P.
   June 2, 1995

                RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        as of December 31, 1994 and 1993
                                   ----------

                                                1994           1993
                                                ----           ----
   Assets:
     Investments, at fair value
         (Notes B. E, F and I)               $   -           $2,521,062

     Receivables:
       Accrued investment income                  -                  21
       Employee deferrals                         -              18,840

     Loans receivable from participants           -              65,078

     Cash and cash equivalents                    -                9,201
                                             ----------       ----------
        Total assets                              -            2,614,202
                                             ----------       ----------
   Liabilities:
     Administrative expenses                      -               16,106

        Total Liabilities                         -               16,106
                                             ----------       ----------
   Net assets available for plan benefits    $    -           $2,598,096
                                             ==========       ==========


   The accompanying notes are an integral part of the financial statements.

                RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN
                       STATEMENTS OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS

              for the years ended December 31, 1994, 1993 and 1992

                                            1994        1993       1992


Additions to net assets attributable to:
  Investment income (Notes B. E and I):
    Change in net appreciation
      (depreciation) of investments   $ (109,101)  $  115,480  $ 65,844
    Interest                              25,825       26,442    29,129
    Dividends                             45,736       28,007    11,068
    Capital gains distributions           36,798       11,209      -
                                      ----------   ----------   ---------
                                            (742)     181,138   106,041

  Employee deferrals                   1,269,157      790,213   192,640
  Other additions (Note H)                11,713      948,540      -
                                      ----------   ----------   ---------
     Total additions                   1,280,128    1,919,891   298,681
                                      ----------   ----------   ---------

Deductions from net assets
    attributable to:
  Benefits to and withdrawals
     by participants                     372,913       21,332   953,214
  Administrative expenses                  6,043       18,898    26,182
  Other deductions (Note H)               17,695         -          -
  Transfers out (Notes D and G)        3,481,573         -          -
                                      ----------   ----------  ---------
     Total deductions                  3,878,224       40,230    979,396
                                      ----------   ----------  ---------
Increase (decrease) in net assets     (2,598,096)   1,879,661   (680,715)

Net assets, beginning of year          2,598,096      718,435  1,399,150
                                      ----------   ----------  ---------
Net assets, end of year               $    -       $2,598,096  $ 718,435
                                      ==========   ========== ==========

   The accompanying notes are an integral part of the financial statements.

                RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS


   A. Description of Plan:

      General

      Effective December 31, 1994, all plan assets and the accounts of all participants of the plan were transferred into the Raytheon Employee Savings and Investment Plan. The Company has approved the termination of the Raytheon Subsidiary Savings and Investment Plan effective December 31, 1994.

      The following description of the Raytheon Subsidiary Savings and Investment Plan (the "Plan"), formerly the Caloric Savings and Investment Plan provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions. The Plan is a defined contribution plan covering certain employees of Raytheon Company and Subsidiaries (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended -to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1994 and 1993 were zero and 737, respectively.

      Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each Plan.

      Contributions and Deferrals

      Eligible employees were allowed to defer to the Plan up to 17% of their salaries effective January 1, 1994; previously, the maximum deferral was 15%. The Company did not make matching contributions during fiscal years 1992 through 1994. As of December 31, 1994, the annual employee deferral cannot exceed $9,240. Effective May 31, 1993, rollover contributions from other qualified plans were accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of five funds: (a) a Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Common Stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, and (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments.

      Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund are reinvested in the respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

      Participant Accounts

      Each participant's account is credited with the participant's deferral and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

      Vesting

      Participants are immediately vested in their voluntary deferrals plus actual earnings thereon.

      Benefits and Withdrawals

      A participant may withdraw all or part of deferrals and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or part of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.

      Loans to Participants

      A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

      Administrative Expenses

      Substantially all expenses of administering the Plan are paid by the Plan.

   B. Summary of Significant Accounting Policies

      The Plan's guaranteed income contracts are valued at cost, defined as net employee deferrals plus interest earned at contracted rates, which approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

      Security transactions are recorded on trade date. Except for its guaranteed income contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

      The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.
      Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

      Benefits are recorded when paid.

   C. Federal Income Tax Status:

      The Plan obtained its latest determination letter in 1989, in which the Internal Revenue Service stated that the Plan, as then designated, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

   D. Plan Termination:

      The Company has approved the termination of the Raytheon Subsidiary Savings and Investment Plan effective December 31, 1994.

   E. Guaranteed Income Contracts (GICs):

      The Plan held three collateralized fixed income investment portfolios, two of which were managed by insurance companies and one by an investment management firm at December 31, 1993. The values at December 31, 1993 held with Metropolitan Life Insurance Company, The Prudential Asset Management Company and Banker's Trust were $216,943, $149,742 and $250,975, respectively.

   F. Related Party Transactions:

      In accordance with the provisions of the Plan, State Street Bank and Trust Company (the "Trustee") acted as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock until July 31, 1992. Effective July 31, 1992, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock. For the years ended December 31, 1994, 1993 and 1992, purchases of Raytheon Company Common Stock amounted to $64,690, $46,122 and $38,716, respectively. Sales of Raytheon Company Common Stock amounted to $16,252, $13,974 and $186,827 in 1994, 1993 and
      1992, respectively.

   G. Plan Transfers:

      Effective December 31, 1994, all plan assets and the accounts of all participants of the Plan were transferred out of the Plan and into the Raytheon Employee Savings and Investment Plan.

      Effective February 10, 1994, the accounts of all employees of Caloric Corporation who participated in the Plan were transferred out of the Plan and into either the Raytheon Savings and Investment Plan or the Raytheon Employee Savings and Investment Plan.

      Effective May 1, 1993 and July 1, 1993, the accounts of employees of Raytheon Services Nevada and Harbert Yeargin, Inc., respectively, who participated in the Raytheon Savings and Investment Plan were transferred into the Plan.

   H. Other Additions and Deductions:

      Other additions and deductions represent transfers of participant accounts between the Raytheon Subsidiary Savings and Investment Plan and the Raytheon Savings and Investment Plan, the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees and the Raytheon Employee Savings and Investment Plan for those participants who have changed plans during the year.


        PAGE 10

I. Fund Data:
      The following is a summary of net assets available for plan benefits by fund as of December 31:
                                                                                    1994
                                             -------------------------------------------------------------------------------
                                             Guaranteed               Raytheon   Stock
                                             Income      Equity        Common    Index       Balanced    Loan
                                              Fund        Fund       Stock Fund  Fund          Fund      Fund        Total
                                             ----------  ------      ----------  -----       --------    -----       -----
Net assets available for
        plan benefits                           -          -              -       -             -          -           -

        PAGE 12
I. Fund Data (cont.): The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                                      1993
                                                ------------------------------------------------------------------------------
   -
                                             Guaranteed               Raytheon   Stock
                                               Income    Equity        Common    Index       Balanced    Loan
                                                Fund      Fund       Stock Fund  Fund          Fund      Fund        Total
                                             ----------  ------      ----------  -----       --------    -----       -----
Assets:
  Investments, at fair value:
    Guaranteed Income Contracts              $617,660                                                             $  617,660
    Fidelity Equity Income Fund
       (16,776 shares)                           -       $567,688                                                    567,688
    Raytheon Company Common Stock
      (8,850 shares)                             -          -        $584,092                                        584,092
    BT Pyramid Equity Index Fund
      (231 shares)                               -          -            -       $227,888                            227,888
    Fidelity Balanced Fund
       (39,114 shares)                           -          -            -           -      $523,734                 523,734
                                             --------    --------    --------    --------   --------              ----------
      Total investments                       617,660     567,688     584,092     227,888    523,734               2,521,062

  Receivables:
    Accrued investment income                    -           -             14           7        -                        21
    Employee deferrals                          2,695       4,773       3,880       1,981       5,511                 18,840
    Loans receivable from participants           -           -           -           -           -       $65,078      65,078
  Cash and cash equivalents                      -           -          7,083       2,118        -            -        9,201
                                             --------    --------    --------    --------    --------    -------  ----------
      Total asset                             620,355     572,461     595,069     231,994     529,245     65,078   2,614,202
                                             --------    --------    --------    --------    --------    -------- ----------
Liabilities:
  Administrative expenses                       3,937       3,618       3,728       1,455       3,368       -         16,106
                                             --------    --------    --------    --------    --------    -------  ----------
      Total liabilities                         3,937       3,618       3,728       1,455       3,368       -         16,106
                                             --------    --------    --------    --------    --------    -------  ----------
Net assets available for plan benefits       $616,418    $568,843    $591,341    $230,539    $525,877    $65,078  $2,598,096
                                             ========    ========    ========    ========    ========    =======  ==========


        PAGE 11

I. Fund Data (cont.) The following is a summary of changes in net assets available for plan benefits by fund as of December 31:
                                                                       1994
                                    ------------------------------------------------------------------------------
                                    Guaranteed               Raytheon    Stock
                                      Income    Equity        Common     Index      Balanced     Loan
                                       Fund      Fund       Stock Fund    Fund        Fund       Fund       Total
                                    ----------  ------      ----------   ------     --------     ----       -----
   Additions to net assets
      attributable to:
     Investment income:
       Change in net appreciation
      (depreciation) of
      investments                               $(53,255)   $(13,194)   $  4,875    $(47,527)               $ (109,101)
       Interest                     $ 25,506        -            230          89        -                       25,825
       Dividends                        -         16,780      11,212        -         17,744                    45,736
       Capital gains
            distributions               -         36,798        -           -           -                        36,798
                                    --------    --------    --------    --------    --------                ----------
                                      25,506         323      (1,752)      4,964     (29,783)                      (742)
     Employee deferrals              176,630     310,286     305,426     130,542     346,273                  1,269,157
     Other additions                  11,635        -           -           -             78                     11,713
                                    --------    --------    --------    --------    --------                ----------
      Total additions                213,771     310,609     303,674     135,506     316,568                 1,280,128
                                    --------    --------    --------    --------    --------                ----------
   Deductions from net assets
      attributable to:
     Benefits to and withdrawals
      by participants                 87,584      75,759      81,499      47,679      80,392                   372,913
     Administrative expenses             332       1,835         919         657       2,300                     6,043
     Other deductions, net              -          7,062       6,522       4,111        -                        17,695
     Transfers out                   767,539     773,316     822,603     307,694     729,825   $80,596        3,481,573
                                    --------    --------    --------    --------    --------   -------      ----------
      Total deductions               855,455     857,972     911,543     360,141     812,517    80,596       3,878,224
                                    --------    --------    --------    --------    --------   -------       ----------
   Interfund transfers                29,164     (15,635)     23,126      (9,009)    (27,646)     -                -
   Loans to participants             (17,461)    (11,034)    (11,190)     (3,463)     (6,078)   49,226            -
   Repayment of loan principal        13,563       5,189       4,592       6,568       3,796   (33,708)           -
                                    --------    --------    --------    --------    --------    -------     ----------
   Decrease in net assets           (616,418)   (568,843)   (591,341)   (230,539)   (525,877)   (65,078)    (2,598,096)
   Net assets, beginning of year     616,418     568,843     591,341     230,539     525,877     65,078      2,598,096
                                    --------    --------    --------    --------    --------    -------     ----------
   Net assets, end of year          $   -       $   -       $   -       $   -       $   -       $   -        $     -

                                    ========    ========    ========    ========    ========    =======     ==========


        PAGE 12
I. Fund Data (cont.) The following is a summary of changes in net assets available for plan benefits by fund as of December 31:
                                                                           1993
                                           ------------------------------------------------------------------------------
                                            Guaranteed               Raytheon    Stock
                                              Income    Equity        Common     Index      Balanced     Loan
                                               Fund      Fund       Stock Fund    Fund        Fund       Fund       Total
                                          ----------  ------      ----------   ------     --------     ----       -----
   Additions to net assets
      attributable to:
     Investment income:
       Change in net appreciation
      (depreciation) of
      investments                                     $ 26,447    $ 74,630    $  7,666    $  6,737                $  115,480
       Interest                          $ 26,190         -            178          74        -                       26,442
       Dividends                             -          10,895       7,167                   9,945                    28,007
       Capital gains
            distributions                    -           1,853        -                      9,356                    11,209
                                         --------     --------    --------    --------    --------                ----------
                                           26,190       39,195      81,975       7,740      26,038                   181,138
     Employee deferrals                   138,088      186,083     149,585     100,870     215,587                   790,213
     Other additions                      204,023      245,385     137,068      80,978     281,086                   948,540
                                         --------     --------    --------    --------    --------                ----------
      Total additions                     368,301      470,663     368,628     189,588     522,711                 1,919,891
                                         --------     --------    --------    --------    --------                ----------
   Deductions from net assets
      attributable to:
     Benefits to and withdrawals
      by participants                      11,396        6,250       1,404       1,716         566                    21,332
     Administrative expenses                4,747        3,460       4,443       1,698       4,550                    18,898
                                         --------     --------    --------    --------    --------                ----------
      Total deductions                     16,143        9,710       5,847       3,414       5,116                    40,230
                                         --------     --------    --------    --------    --------                ----------
   Interfund transfers                    (25,178)       5,006         466        (601)     20,307                      -
   Loans to participants                  (22,432)     (10,267)    (10,220)     (8,959)    (12,253)   $64,131           -
   Repayment of loan principal              1,788        1,172       1,109       1,470         228    (5,767)           -
                                         --------     --------    --------    --------    --------    -------     ----------
   Increase in net assets                 306,336      456,864     354,136     178,084     525,877    58,364       1,879,661
   Net assets, beginning of year          310,082      111,979     237,205      52,455       -        6,714          718,435
                                         --------     --------    --------    --------    --------    -------     ----------
   Net assets, end of year               $616,418     $568,843    $591,341    $230,539    $525,877    $65,078     $2,598,096
                                         ========     ========    ========    ========    ========    =======     ==========


        PAGE 13

I. Fund Data (Cont.):  The following is a summary of changes in net assets by fund for the year ended December 31:
                                                                              1992
                                                ------------------------------------------------------------------------
                                             Guaranteed              Raytheon    Stock
                                               Income    Equity        Common    Index       Loan
                                                Fund      Fund       Stock Fund  Fund        Fund           Total
                                             ----------  ------      ----------  -----       ----           -----
   Additions to net assets attributable to:
     Investment income:
       Change in net appreciation
         (depreciation) of
         investments                                        $ 14,498    $ 49,053    $ 2,293                 $   65,844
       Interest                                 $ 28,990          17         108         14                     29,129
       Dividends                                    -          4,555       6,513       -                        11,068
                                                --------    --------    --------    -------                 ----------
                                                  28,990      19,070      55,674      2,307                    106,041

     Employee deferrals                          116,725      22,645      21,058     32,212                    192,640
                                                --------    --------    --------    -------                 ----------
            Total additions                      145,715      41,715      76,732     34,519                    298,681
                                                --------    --------    --------    -------                 ----------
   Deductions from net assets
       attributable to:
     Benefits to and withdrawals
        by participants                          474,064     157,602     257,663     63,885                    953,214
     Administrative expenses                      11,788       4,199       8,543      1,652                     26,182
                                                --------    --------    --------    -------                 ----------
            Total deductions                     485,852     161,801     266,206     65,537                    979,396
                                                --------    --------    --------    -------                 ----------
   Interfund transfers                            (2,400)     (2,841)       (647)     5,888                       -
   Loans to participants                          (2,398)     (1,671)     (3,209)      (451)    $ 7,729           -
   Repayment of loan principal                       649       3,863       4,301      4,147     (12,960)          -
                                                --------    --------    --------    -------     -------     ----------
   Increase (decrease) in net assets            (344,286)   (120,735)   (189,029)   (21,434)     (5,231)      (680,715)

   Net assets, beginning of year                 654,368     232,714     426,234     73,889      11,945      1,399,150
                                                --------    --------    --------    -------     -------     ----------
   Net assets, end of year                      $310,082    $111,979    $237,205    $52,455     $ 6,714     $  718,435
                                                ========    ========    ========    =======     =======     ==========
/TABLE

            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Raytheon Subsidiary Savings and Investment Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


RAYTHEON SUBSIDIARY SAVINGS AND INVESTMENT PLAN


BY      /s/ Gail P. Anderson
            Gail P. Anderson
            Vice President - Human Resources

DATE  June 28, 1995